As filed with the U.S. Securities and Exchange Commission on August 24, 2026

1933 Act File No. 333-281763

1940 Act File No. 811-23384

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM N-2

☒ REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

☐ Pre-Effective Amendment No.

☒ Post-Effective Amendment No. 4

and

☒ REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

☒ Amendment No. 31

EAGLE POINT INCOME COMPANY

(Exact name of Registrant as specified in charter)

600 Steamboat Road, Suite 202
Greenwich, CT 06830

(Address of Principal Executive Offices)

(203) 340-8500

(Registrant’s telephone number, including Area Code)

Thomas P. Majewski
600 Steamboat Road, Suite 202
Greenwich, CT 06830
(Name and address of agent for service)

Copies of Communications to:

Thomas J. Friedmann
Philip T. Hinkle
Dechert LLP
One International Place, 40th Floor
100 Oliver Street
Boston, Massachusetts 02110
(617) 728-7120

Approximate date of proposed public offering: From time to time after the effective date of this Registration Statement.

☐ Check box if the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans.

☒ Check box if any securities being registered on this Form will be offered on a delayed or continuous basis in reliance on Rule 415 under the Securities Act of 1933 (“Securities Act”), other than securities offered in connection with a dividend reinvestment plan.

☒ Check box if this Form is a registration statement pursuant to General Instruction A.2 or a post-effective amendment thereto.

☐ Check box if this Form is a registration statement pursuant to General Instruction B or a post-effective amendment thereto that will become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act.

☐ Check box if this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction B to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act.

It is proposed that this filing will become effective (check appropriate box):

☒ when declared effective pursuant to Section 8(c) of the Securities Act.

If appropriate, check the following box:

☐ This [post-effective] amendment designates a new effective date for a previously filed [post-effective amendment] [registration statement].

☐ This Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, and the Securities Act registration statement number of the earlier effective registration statement for the same offering is:

☐ This Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, and the Securities Act registration statement number of the earlier effective registration statement for the same offering is:

☐ This Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, and the Securities Act registration statement number of the earlier effective registration statement for the same offering is:

Check each box that appropriately characterizes the Registrant:

☒ Registered Closed-End Fund (closed-end company that is registered under the Investment Company Act of 1940 (“Investment Company Act”)).

☐ Business Development Company (closed-end company that intends or has elected to be regulated as a business development company under the Investment Company Act).

☐ Interval Fund (Registered Closed-End Fund or a Business Development Company that makes periodic repurchase offers under Rule 23c-3 under the Investment Company Act).

☒ A.2 Qualified (qualified to register securities pursuant to General Instruction A.2 of this Form).

☐ Well-Known Seasoned Issuer (as defined by Rule 405 under the Securities Act).

☐ Emerging Growth Company (as defined by Rule 12b-2 under the Securities Exchange Act of 1934 (“Exchange Act”).

☐ If an Emerging Growth Company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.

☐ New Registrant (registered or regulated under the Investment Company Act for less than 12 calendar months preceding this filing).

EXPLANATORY NOTE

This Post-Effective Amendment No. 4 (the “Amendment”) to the Registration Statement on Form N-2 (File Nos. 333-281763 and 811-23384) (the “Registration Statement”) of Eagle Point Income Company Inc. (the “Predecessor”) is being filed pursuant to Rule 414(d) under the Securities Act of 1933, as amended (the “Securities Act”). Effective at 12:01 a.m. (Eastern Time) on August 24, 2026 (the “Effective Time”), the Predecessor converted from a Delaware corporation to a Delaware statutory trust (the “Conversion”). In connection with and effective upon the Conversion, the Predecessor changed its name to Eagle Point Income Company (the “Registrant”). The Registrant expressly adopts the Registration Statement, as modified by each of this Amendment and (i) that certain Post-Effective Amendment No. 1 filed December 10, 2024, (ii) that certain Post-Effective Amendment No. 2 filed April 11, 2025, and (iii) that certain Post-Effective Amendment No. 3 filed May 19, 2026, as its own registration statement for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

For the purposes of this Amendment and the Registration Statement, (i) as of any time prior to the Conversion, references to the “Company,” “we,” “us,” “our” and similar terms mean Eagle Point Income Company Inc. and its consolidated subsidiaries and, as of any time after the Conversion, Eagle Point Income Company and its consolidated subsidiaries and (ii) as of any time prior to the Conversion, references to “stockholders” mean the holders of any common or preferred stock of the Predecessor, and, as of any time after the Conversion, if the context requires, references to “stockholders” are deleted and replaced with “shareholders,” which means the holders of common or preferred shares of beneficial interest of the Registrant, and (iii) as of any time prior to the Conversion, references to “common stock” mean the common stock of the Predecessor and references to “preferred stock” mean the preferred stock of the Predecessor and, as of any time after the Conversion, if the context requires, references to “common stock” are deleted and replaced with “common shares of beneficial interest” which mean the common shares of beneficial interest of the Registrant and references to “preferred stock” are deleted and replaced with “preferred shares of beneficial interest” which mean the preferred shares of beneficial interest of the Registrant.

The prospectus contained in the Registration Statement incorporates by reference all documents filed by the Predecessor under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the Registration Statement and will incorporate by reference all documents filed by the Registrant under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act following the date of this Amendment. The prospectus contained in the Registration Statement, as well as all documents filed by the Registrant under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act before the Effective Time and incorporated by reference in the Registration Statement, will not reflect any change in the Registrant’s name or capital stock, among other things. With respect to such information, or any other information contained or incorporated by reference in the Registration Statement that is modified by information subsequently incorporated by reference in the Registration Statement, the statement or information previously contained or incorporated in the Registration Statement shall also be deemed modified or superseded in the same manner.

The rights of the holders of common shares of beneficial interest of the Registrant are now governed by the Declaration of Trust of the Registrant (the “Declaration of Trust”) and the Bylaws of the Registrant (the “Bylaws”), each of which is filed as an exhibit to this Amendment; the rights of the holders of Series A Preferred Shares are now governed by the Declaration of Trust and the Bylaws, as well as the Supplement to the Declaration of Trust of the Registrant Relating to the 5.00% Series A Term Preferred Shares due 2026, which is filed as an exhibit to this Amendment; the rights of the holders of 6.00% Series AA Convertible and Perpetual Preferred Shares (the “Series AA Preferred Shares”) are now governed by the Declaration of Trust and the Bylaws, as well as the Supplement to the Declaration of Trust of the Registrant Relating to the Series AA Preferred Shares, which is filed as an exhibit to this Amendment; and the rights of the holders of 6.00% Series AB Convertible and Perpetual Preferred Shares (the “Series AB Preferred Shares”) are now governed by the Declaration of Trust and the Bylaws, as well as the Supplement to the Declaration of Trust of the Registrant Relating to the Series AB Preferred Shares, which is filed as an exhibit to this Amendment.

The Registration Statement and prospectuses forming a part thereof shall remain unchanged in all other respects. Accordingly, this Amendment consists only of this explanatory note and revised versions of certain exhibits to replace and/or supplement certain exhibits on the exhibit index filed with the Registration Statement, which revised exhibits are filed with this Amendment. No additional securities are being registered under this Amendment. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

PART C - OTHER INFORMATION

ITEM 25. FINANCIAL STATEMENTS AND EXHIBITS

1.	Financial Statements:

The following financial statements of Eagle Point Income Company (the “Registrant”) have been incorporated by reference in Part A of the Registration Statement:

Consolidated Financial Statements for the Year ended December 31, 2025 (Audited)

Consolidated Statement of Assets and Liabilities

Consolidated Schedule of Investments

Consolidated Statement of Operations

Consolidated Statement of Comprehensive Income

Consolidated Statements of Changes in Net Assets

Consolidated Statement of Cash Flows

Notes to Consolidated Financial Statements

Consolidated Financial Highlights

Supplemental Information

Report of Independent Registered Public Accounting Firm

Consolidated Financial Statements for the Six Month Period ended June 30, 2026 (Unaudited)

Consolidated Statement of Assets and Liabilities

Consolidated Schedule of Investments

Consolidated Statement of Operations

Consolidated Statement of Comprehensive Income

Consolidated Statements of Changes in Net Assets

Consolidated Statement of Cash Flows

Notes to Consolidated Financial Statements

Consolidated Financial Highlights

Supplemental Information

2.	Exhibits:

(a)(1)	Certificate of Formation (incorporated by reference to Exhibit (a)(1) to the Registrant’s Registration Statement on Form N-2 (File Nos. 333-227716 and 811-23384) filed on October 5, 2018)
(a)(2)	Certificate of Incorporation (incorporated by reference to Exhibit (a)(2) to the Registrant’s Registration Statement on Form N-2 (File Nos. 333-231921 and 811-23384) filed on June 3, 2019)
(a)(3)	Certificate of Conversion from Corporation to Statutory Trust (filed herewith)
(a)(4)	Certificate of Trust (filed herewith)
(a)(5)	Plan of Conversion (filed herewith)
(a)(6)	Declaration of Trust (filed herewith)
(a)(7)	Supplement to the Declaration of Trust for the 5.00% Series A Term Preferred Shares due 2026 (filed herewith)
(a)(8)	Supplement to the Declaration of Trust for the 6.00% Series AA Convertible and Perpetual Preferred Shares (filed herewith)
(a)(9)	Supplement to the Declaration of Trust for the 6.00% Series AB Convertible and Perpetual Preferred Shares (filed herewith)
(a)(10)	Form of Supplement to the Declaration of Trust (filed herewith)

(b)	Bylaws (filed herewith)
(c)	Not applicable
(d)(1)	Form of Indenture between the Registrant and Equiniti Trust Company, LLC (as successor to American Stock Transfer & Trust Company, LLC), as trustee (incorporated by reference to Exhibit (d)(1) to the Registrant’s Registration Statement on Form N-2 (File Nos. 333-234243 and 811-23384) filed on October 17, 2019
(d)(2)	Form of Subscription Certificate (incorporated by reference to Exhibit (d)(3) to the Registrant’s Registration Statement on Form N-2 (File Nos. 333-234243 and 811-23384) filed on October 17, 2019)
(d)(3)	Form of T-1 Statement of Eligibility of Equiniti Trust Company, LLC, as trustee, with respect to the Form of Indenture (incorporated by reference to Exhibit (d)(2) to the Registrant’s Registration Statement on Form N-2 (File Nos. 333-281763 and 811-23384) filed on August 23, 2024)
(d)(4)	Form of Subscription Agent Agreement (incorporated by reference to Exhibit (d)(5) to the Registrant’s Registration Statement on Form N-2 (File Nos. 333-234243 and 811-23384) filed on October 17, 2019)
(d)(5)	Registration Rights Agreement, dated as of August 20, 2024, by and among the Company and Enstar Group Limited (incorporated by reference to Exhibit (d)(8) to the Registrant’s Registration Statement on Form N-2 (File Nos. 333-281763 and 811-23384) filed on August 23, 2024)
(e)(1)	Amended and Restated Dividend Reinvestment Plan for the Registrant’s Common Shares of Beneficial Interest (filed herewith)
(e)(2)	Amended and Restated Dividend Reinvestment Plan for the Registrant’s Convertible and Perpetual Preferred Shares of Beneficial Interest (filed herewith)
(f)	Not applicable
(g)	Investment Advisory Agreement by and between Registrant and Eagle Point Income Management LLC (incorporated by reference to Exhibit (g) to the Registrant’s Registration Statement on Form N-2 (File Nos. 333-227716 and 811-23384) filed on October 5, 2018)
(h)(1)	Form of Underwriting Agreement for Equity Securities (incorporated by reference to Exhibit (h)(1) to the Registrant’s Registration Statement on Form N-2 (File Nos. 333-234243 and 811-23384) filed on October 17, 2019)
(h)(2)	Form of Underwriting Agreement for Debt Securities (incorporated by reference to Exhibit (h)(2) to the Registrant’s Registration Statement on Form N-2 (File Nos. 333-234243 and 811-23384) filed on October 17, 2019)
(h)(3)	Form of Sales Agreement (incorporated by reference to Exhibit (h)(3) to the Registrant’s Registration Statement on Form N-2 (File Nos. 333-234243 and 811-23384) filed on October 17, 2019)
(h)(4)	Form of At Market Issuance Dealer Manager Agreement by and between the Registrant and Eagle Point Securities LLC (incorporated by reference to Exhibit (h)(7) on the Registrant’s Registration Statement on Form N-2 (Files Nos. 333-281763 and 811-23384) filed on April 11, 2025)

(h)(5)	Form of At Market Issuance Sub-Placement Agreement by and among Eagle Point Securities LLC, B. Riley Securities, Inc. and Lucid Capital Markets, LLC (incorporated by reference to Exhibit (h)(8) on the Registrant’s Registration Statement on Form N-2 (Files Nos. 333-281763 and 811-23384) filed on April 11, 2025)
(h)(6)	Dealer Manager Agreement with respect to 6.00% Series AA and AB Convertible and Perpetual Preferred Stock (incorporated by reference to Exhibit (h)(9) to the Registrant's Registration Statement on Form N-2 (File Nos. 333-281763 and 811-23384) filed on May 19, 2026)
(i)	Not applicable

(j)	Custody Agreement, among the Registrant and Wells Fargo Bank, National Association (incorporated by reference to Exhibit (j) to the Registrant’s Registration Statement on Form N-2 (File Nos. 333-227716 and 811-23384) filed on October 5, 2018)
(k)(1)	Administration Agreement by and between the Registrant and Eagle Point Administration LLC (incorporated by reference to Exhibit (k)(1) to the Registrant’s Registration Statement on Form N-2 (File Nos. 333-227716 and 811-23384) filed on October 5, 2018)
(k)(2)	Form of Transfer Agency and Registrar Services Agreement between the Registrant and American Stock Transfer & Trust Company, LLC (incorporated by reference to Exhibit (k)(2) to the Registrant’s Registration Statement on Form N-2 (File Nos. 333-227716 and 811-23384) filed on October 5, 2018)
(k)(3)	Form of License Agreement by and between the Registrant and Eagle Point Income Management LLC (incorporated by reference to Exhibit (k)(3) to the Registrant’s Registration Statement on Form N-2 (File Nos. 333-227716 and 811-23384) filed on October 5, 2018)
(k)(4)	Services Agreement by and between Eagle Point Administration LLC and SS&C Technologies, Inc. (incorporated by reference to Exhibit (k)(4) to Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form N-2 (File Nos. 333-231921 and 811-23384) filed on June 21, 2019)
(k)(5)	Transfer Agency and Service Agreement by and between the Registrant and Computershare Inc. dated February 20, 2026 (filed herewith)
(l)	Opinion and Consent of Counsel (filed herewith)
(m)	Not applicable
(n)	Consent of Independent Registered Public Accounting Firm (filed herewith)
(o)	Not applicable
(p)	Contribution Agreement (incorporated by reference to Exhibit (p) to the Registrant’s Registration Statement on Form N-2 (File Nos. 333-227716 and 811-23384) filed on October 5, 2018)
(q)	Not applicable
(r)(1)	Code of Ethics of the Registrant (filed herewith)
(r)(2)	Code of Ethics of Eagle Point Income Management LLC (filed herewith)
(s)	Calculation of Filing Fee Tables (incorporated by reference to Exhibit (s) to the Registrant’s Registration Statement on Form N-2 (File Nos. 333-281763 and 811-23384) filed on November 27, 2024)
(t)	Power of Attorney (incorporated by reference to Exhibit (t) to the Registrant’s Registration Statement on Form N-2 (File Nos. 333-281763 and 811-23384) filed on August 23, 2024)

ITEM 26. MARKETING ARRANGEMENTS

The information contained under the heading “Plan of Distribution” in the prospectus that forms a part of this Registration Statement is incorporated herein by reference.

ITEM 27. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

SEC registration fee	$114,825
FINRA filing fee	$113,000
NYSE listing fee	$205,300
Rating agency fee	$120,000
Printing and postage	$143,000
Legal fees and expenses	$681,000
Accounting fees and expenses	$508,000
Miscellaneous	$14,875
Total	$1,900,000

Except for the SEC registration fee and the FINRA filing fee, all listed amounts are estimates.

ITEM 28. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL

None.

ITEM 29. NUMBER OF HOLDERS OF SECURITIES

The following table sets forth the number of record holders of each class of the Registrant’s securities as of July 31, 2026:

Title of Class	Number of Record Holders
Common Shares of Beneficial Interest	5
Series A Term Preferred Shares, par value $0.001 per share	1
6.00% Series AA Convertible and Perpetual Preferred Shares	2
6.00% Series AB Convertible and Perpetual Preferred Shares	0

ITEM 30. INDEMNIFICATION

Directors and Officers

Reference is made to Article V of the Registrant's Declaration of Trust incorporated herein by reference as Exhibit (a)(5) to this registration statement.

Adviser and Administrator

The Investment Advisory Agreement provides that, absent willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of the reckless disregard of its duties and obligations, Eagle Point Income Management LLC (the “Adviser”) and its officers, managers, agents, employees, controlling persons, members and any other person or entity affiliated with it are entitled to indemnification from the Registrant for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of the Adviser’s services under the Investment Advisory Agreement or otherwise as an investment adviser of the Registrant.

The Administration Agreement provides that, absent willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of the reckless disregard of its duties and obligations, Eagle Point Administration LLC (the “Administrator”) and its officers, managers, agents, employees, controlling persons, members and any other person or entity affiliated with it are entitled to indemnification from the Registrant for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of the Administrator’s services under the Administration Agreement or otherwise as administrator for the Registrant.

Distribution Arrangements

Each Underwriting Agreement referenced in Exhibits (h)(1) and (h)(2) provides that the underwriter agrees to indemnify, defend and hold harmless each of the Registrant, the Adviser and the Administrator, and each of their respective partners, directors, trustees, managers, members and shareholders (as the case may be), and each officer of the Registrant who signs the Registration Statement and each person, if any, who controls the Registrant, the Adviser and/or the Administrator within the meaning of either Section 15 of the Securities Act, or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Registrant or any such person may incur under the Securities Act, the Exchange Act, the 1940 Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning the underwriter furnished in writing by such underwriter to the Registrant expressly for use in this Registration Statement (or in the Registration Statement as amended by any post-effective amendment hereof by the Registrant) or in the prospectus (or any supplement thereto) contained in this Registration Statement, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in this Registration Statement or such prospectus (or supplement thereto) or necessary to make such information not misleading.

The Amended and Restated At Market Issuance Sales Agreement provides that the placement agent agrees to indemnify and hold harmless each of the Registrant, the Adviser and the Administrator, and each of their respective partners, directors, trustees, managers, members and shareholders (as the case may be), and each officer of the Registrant who signs the Registration Statement and each person, if any, who controls the Registrant, the Adviser and/or the Administrator within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) and expense whatsoever insofar as such loss, claim, damage, liability or expense arises out of or is based upon untrue statements or omissions or alleged untrue statements or omissions to written information relating to such placement agent furnished to the Registrant by such placement agent expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment hereof by the Registrant) or in the prospectus (or any supplement thereto) contained in this Registration Statement.

The At Market Issuance Dealer Manager Agreement provides that the dealer manager agrees to indemnify and hold harmless each of the Registrant and its partners, directors, trustees, managers, members and shareholders (as the case may be), and each officer of the Registrant who signs the Registration Statement and each person, if any, who controls the Registrant within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) and expense whatsoever insofar as such loss, claim, damage, liability or expense arises out of or is based upon untrue statements or omissions or alleged untrue statements or omissions to written information relating to such dealer manager furnished to the Registrant by such dealer manager expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment hereof by the Registrant) or in the prospectus (or any supplement thereto) contained in this Registration Statement.

The At Market Issuance Sub-Placement Agent Agreement provides that each sub-placement agent agrees to indemnify and hold harmless each of the Dealer Manager and the Registrant and each of their respective partners, directors, trustees, managers, members and shareholders (as the case may be), and each officer of the Registrant who signs the Registration Statement and each person, if any, who controls the Registrant within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) and expense whatsoever insofar as such loss, claim, damage, liability or expense arises out of or is based upon (i) any material breach of any representation, warranty, covenant or agreement of such sub-placement agent contained in such agreement, (ii) any material violation by such sub-placement agent of any law, rule or regulation (including any rule of any self-regulatory organization), or (iii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, including any information deemed to be a part thereof pursuant to Rule 430B or Rule 424(b) under the Securities Act, or the Prospectus or any amendment or supplement thereto relating to such sub-placement agent furnished to the Dealer Manager or the Registrant by such sub-placement agent expressly for use in the Registration Statement or Prospectus.

The Dealer Manager Agreement provides that the Dealer Manager will indemnify, defend and hold harmless each of the Registrant and its officers, trustees, directors, employees, members, partners, agents and representatives, and each person, if any, who controls the Registrant within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any losses, claims, damages or liabilities to which any of the aforesaid parties may become subject, under the Securities Act or the Exchange Act, or otherwise, insofar as such losses, claims (including the reasonable cost of investigation), damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) in whole or in part, any material inaccuracy in a representation or warranty contained in the Dealer Manager Agreement by the Dealer Manager, any material breach of a covenant contained in the Dealer Manager Agreement by the Dealer Manager or any material failure by the Dealer Manager to perform its obligations under the Dealer Manager Agreement, (b) any untrue statement or any alleged untrue statement of a material fact contained (i) in the Registration Statement or any post-effective amendment thereto or in the Prospectus or any supplement thereto or (ii) in any Authorized Sales Materials (as defined in the Dealer Manager Agreement), (c) the omission or alleged omission to state a material fact required to be stated in the Registration Statement or any post-effective amendment thereof or in the Prospectus or any supplement to the Prospectus as necessary to make the statements therein not misleading; provided, however, that in each case described in clauses (b) and (c), to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Registrant by the Dealer Manager specifically for use with reference to the Dealer Manager in the preparation of the Registration Statement or any such post-effective amendments thereof or the Prospectus or any such supplement thereto, (d) any use of sales literature by the Dealer Manager not authorized or approved by the Registrant or any use of “broker-dealer use only” or “advisor use only” materials with members of the public concerning the preferred securities of the Registrant by the Dealer Manager, (e) any untrue statement made by the Dealer Manager or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the preferred securities of the Registrant, (f) any material violation by the Dealer Manager of the Dealer Manager Agreement, (g) any failure by the Dealer Manager to comply with applicable laws governing money laundering abatement and anti-terrorist financing efforts, including applicable FINRA Rules, SEC Rules and the USA PATRIOT Act, or (h) any other failure by the Dealer Manager to comply with applicable FINRA or Commission Rules.

The Dealer Manager Agreement also provides that each Selling Agent thereunder will indemnify, defend and hold harmless the Registrant, the Dealer Manager, each of their respective officers, trustees, directors, employees, members, partners, agents and representatives, and each person, if any, who controls such entity within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (“Indemnified Parties”) from and against any losses, claims, damages or liabilities to which the Registrant, the Dealer Manager, any of their respective Indemnified Parties or any person who signed the Registration Statement, may become subject, under the Securities Act or otherwise, insofar as such losses, claims (including the reasonable cost of investigation), damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) in whole or in part, any material inaccuracy in a representation or warranty by the Selling Agent, any material breach of a covenant by the Selling Agent or any material failure by the Selling Agent to perform its obligations under the Dealer Manager Agreement or under the Sales Agreement, (b) any untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement or any post-effective amendment thereto or the Prospectus or any supplement thereto or (ii) in any Authorized Sales Materials, (c) the omission or alleged omission to state a material fact required to be stated in the Registration Statement or any post-effective amendment thereof or in the Prospectus or any supplement to the Prospectus or necessary to make statements therein not misleading; provided, however, that in each case described in clauses (b) and (c), to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Registrant or the Dealer Manager by the Selling Agent specifically for use with reference to the Selling Agent in the Registration Statement or any such post-effective amendments thereof or the Prospectus or any such supplement thereto, (d) any use of sales literature by the Selling Agent not authorized or approved by the Registrant or use of “broker-dealer use only” or “advisor use only” materials with members of the public concerning the preferred securities of the Registrant by such Selling Agent or Selling Agent’s representatives or agents, (e) any untrue statement made by such Selling Agent or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the preferred securities of the Registrant, (f) any failure by the Selling Agent to comply with Section VII or Section X of the Sales Agreement or any other material violation of the Sales Agreement, (g) any failure of the Selling Agent to comply with applicable laws governing money laundering abatement and anti-terrorist financing efforts, including applicable FINRA Rules, Commission Rules and the USA PATRIOT Act, or (h) any other failure by the Selling Agent to comply with applicable FINRA or Commission Rules or any other applicable Federal or state laws, including its failure to ensure the appropriate FINRA licensing credentials for its representatives.

ITEM 31. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER

A description of any other business, profession, vocation or employment of a substantial nature in which the Adviser, and each managing director, director or executive officer of the Adviser, is or has been during the past two fiscal years, engaged in for his or her own account or in the capacity of director, officer, employee, partner or trustee, is set forth in Part A of this Registration Statement in the sections entitled “Management” and “The Adviser and the Administrator.” Additional information regarding the Adviser and its officers and directors is set forth in its Form ADV, as filed with the Securities and Exchange Commission (SEC File No. 801-77721), under the Investment Advisers Act of 1940, as amended, and is incorporated herein by reference.

ITEM 32. LOCATION OF ACCOUNTS AND RECORDS

All accounts, books, and other documents required to be maintained by Section 31(a) of the 1940 Act, and the rules thereunder are maintained at the offices of:

(1)	the Registrant, Eagle Point Income Company, 600 Steamboat Road, Suite 202, Greenwich, CT 06830;

(2)	the Transfer Agent, Equiniti Trust Company, LLC, 55 Challenger Road, Ridgefield Park, NJ 07669;

(3)	the Custodian, Wells Fargo Bank, National Association, 9062 Old Annapolis Rd, Columbia, MD 21045; and

(4)	the Adviser, Eagle Point Income Management LLC, 600 Steamboat Road, Suite 202, Greenwich, CT 06830.

ITEM 33. MANAGEMENT SERVICES

Not applicable.

ITEM 34. UNDERTAKINGS

1.	Not applicable.

2.	Not applicable.

3.	The Registrant undertakes:

(a) to file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

(1)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(2)	to reflect in the prospectus any facts or events after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(3)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs a(1), a(2), and a(3) of this section do not apply if the registration statement is filed pursuant to General Instruction A.2 of this Form and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b)	that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of those securities at that time shall be deemed to be the initial bona fide offering thereof;

(c)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(d)	that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(1)	in reliance on Rule 430B:

A.	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (x), or (xi) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(2)	each prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e)	that, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to the purchaser:

(1)	any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act of 1933;

(2)	free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(3)	the portion of any other free writing prospectus or advertisement pursuant to Rule 482 under the Securities Act of 1933 relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(4)	any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

4.	The Registrant undertakes that:

(a)	for the purpose of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective; and

(b)	for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

5.	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference into the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

6.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

7.	The Registrant hereby undertakes to send by first class mail or other means designed to ensure equally prompt delivery, within two business days of receipt of a written or oral request, any prospectus or Statement of Additional Information.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, the Registrant has duly caused this Post-Effective Amendment No. 4 to its Registration Statement on Form N-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Greenwich, in the State of Connecticut, on the 24th day of August, 2026.

EAGLE POINT INCOME COMPANY

By:	/s/ Thomas P. Majewski
Name: Thomas P. Majewski
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 4 to its Registration Statement on Form N-2 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas P. Majewski	Chief Executive Officer and Trustee (Principal Executive Officer)	August 24, 2026
Thomas P. Majewski	and Chairman of the Board of Trustees

/s/ Kenneth P. Onorio	Chief Financial Officer	August 24, 2026
Kenneth P. Onorio	(Principal Financial and Accounting Officer)

/s/*	Trustee	August 24, 2026
James R. Matthews

/s/*	Trustee	August 24, 2026
Scott W. Appleby

/s/*	Trustee	August 24, 2026
Kevin F. McDonald

/s/*	Trustee	August 24, 2026
Paul E. Tramontano

/s/*	Trustee	August 24, 2026
Jeffrey L. Weiss

* By:	/s/ Thomas P. Majewski
Thomas P. Majewski
Attorney-in-Fact Pursuant to Power of Attorney